Wyoming Secretary of State
Herschler Building East, Suite 101
122 W 25th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Email: Business@wyo.gov

WY Secretary of State
FILED: 08/06/2025 09:41 AM
Original ID: 2018-000798744
Amendment ID: 2025-005965390

Profit Corporation
Articles of Amendment

1. Corporation name:
(Name must match exactly to the Secretary of State's records.)

CW Petroleum Corp

2. Article number(s) 6 is amended as follows:
See checklist below for article number information.

See attached.

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on 7/15/25
(Date – mm/dd/yyyy)

5. Approval of the amendment: *(Please check **only one** appropriate field to indicate the party approving the amendment.)*

☐ **Shares were *not* issued** and the board of directors or incorporators have adopted the amendment.

OR

☐ **Shares were issued** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

OR

☑ **Shares were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

Signature: Christopher Williams ________________________ **Date:** 7/16/25
(May be execut irman of Board, President or another of its officers.) *(mm/dd/yyyy)*

Print Name: Christopher Williams

Title: CEO

Contact Person: Brian Higley

Daytime Phone Number: (801) 634-1984

Email: brian@businesslegaladvisor.com

***(An email address is required.** Email(s) provided will receive important reminders, notices and filing evidence.)*

Checklist

- ☑ ***Filing Fee: $60.00*** Make check or money order payable to Wyoming Secretary of State.
- ☑ **Processing time is up to 15 business days** following the date of receipt in our office.
- ☑ *Refer to original articles of incorporation to determine the specific article number being amended or use the next number in sequence if you are adding an article. ***Article number(s) is not the same as the filing ID number.***
- ☑ Please mail with payment to the address at the top of this form. **This form cannot be accepted via email.**
- ☑ Please review the form prior to submission. **The Secretary of State's Office is unable to process incomplete forms.**

ARTICLES OF AMENDMENT

Pursuant to the provisions of the Wyoming Business Corporation Act (the "Act"), the shareholders and board of directors of CW Petroleum Corp, a Wyoming corporation (the "Corporation"), hereby present these Articles of Amendment to its Articles of Incorporation, pursuant to Wyo. Stat. 17-16-1006, on behalf of the Corporation. The Corporation's Articles of Incorporation, as amended, were filed with the Wyoming Secretary of State on April 15, 2018 (the "Articles of Incorporation") and amended on April 30, 2018, June 13, 2022, June 28, 2022, July 26, 2022, August 16, 2022, December 6, 2022, December 19, 2022, and February 10, 2024, respectively, and the Corporation has been assigned filing number 2018-000798744.

1. The name of the Corporation: CW Petroleum Corp.

2. The Articles of Incorporation are hereby amended by deleting Article 6 in its entirety and replacing it with the following:

   The Corporation shall be authorized to issue One Hundred and Fifty Million (150,000,000) shares of Common Stock, $0.0001 par value and One Million (1,000,000) shares of Preferred Stock, $0.0001 par value.

3. The date of the amendment's adoption: July 15, 2025.

4. The amendment was duly approved by at least a majority of the shareholders and all of the board of directors of the Corporation in the manner required by the Act and by the Corporation's Articles of Incorporation.

DATED: July 16, 2025

By: *Christopher Williams*
Christopher Williams
CEO

RECEIPT

Secretary of State
Herschler Bldg East, Ste.100 & 101
Cheyenne, WY 82002-0020

CW PETROLEUM CORP
5919 HAWTHORNE GARDEN WAY
KATY, TX 77494

RECEIPT INFORMATION

Receipt #: **004450323**
Receipt Date: **08/06/2025**
Processed By: **Dani Cronk**

DO NOT PAY!
This is not a bill.

Description of Charges	Reference	Quantity	Unit Price	Total
Common Amendment - Profit Corporation - Domestic	2025-005965390	1	$60.00	$60.00

TOTAL CHARGES PAID **$60.00**

Description of Payment	Reference	Amount
Payment-Check / Money Order	4968	$60.00

TOTAL PAYMENT **$60.00**

In Reference To:
CW Petroleum Corp (2018-000798744); Amendment ID: 2025-005965390

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(307) 777-5343
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